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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated May 13, 2002, included in L90, Inc.'s Form 10-K for the year ended December 31, 2001, into the Company's previously filed Registration Statements on Form S-8 (Nos. 333-42336 and 333-71750) and the Registration Statements on Form S-3 (Nos. 333-71754 and 333-61404).

/s/ Arthur Andersen LLP

Los Angeles, California
May 13, 2002